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EXHIBIT 99A.5

    STATEMENTS OF OPERATIONS               U S WEST COMMUNICATIONS, Inc.
    (UNAUDITED)                            (Telephone Operations Only)
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
                                               Quarter Ended
                                                 March 31,       Percent
    Dollars in millions                        1997      1996    Change
    --------------------------------------------------------------------
    OPERATING REVENUES
     Local service                            $1,231    $1,145      7.5
     Interstate access service                   687       622     10.5
     Intrastate access service                   200       190      5.3
     Long-distance network services              250       290    (13.8)
     Other services                              179       161     11.2
                                           --------------------
    Total operating revenues                   2,547     2,408      5.8
                                           --------------------
    OPERATING EXPENSES
     Employee-related expenses                   806       813     (0.9)
     Other operating expenses                    450       389     15.7
     Taxes other than income taxes               105        95     10.5
     Depreciation and amortization               522       511      2.2
                                           --------------------
    Total operating expenses                   1,883     1,808      4.1
                                           --------------------
    Income from operations                       664       600     10.7

    Interest expense                              96       103     (6.8)
    Gain on sale of rural telephone
      exchanges                                   18        -        -
    Other expense - net                           22        17     29.4
                                           --------------------
    Income before income taxes and
      cumulative effect of change in
      accounting principle                       564       480     17.5
    Provision for income taxes                   215       183     17.5
                                           --------------------
    Income before cumulative effect
      of change in accounting principle          349       297     17.5

    Cumulative effect of change in
      accounting principle - net of tax           -         34       -
                                           --------------------
    NET INCOME                                  $349      $331      5.4
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